Exhibit 99.1

    Uranium Resources Appoints Marvin Kaiser to Board of Directors

      Director Lee Erdahl to Serve as Corporate Financial Advisor

    LEWISVILLE, Texas--(BUSINESS WIRE)--July 12, 2007--Uranium Resources, Inc. (NASDAQ: URRE) ("URI"), a uranium exploration, development and mining company, announced today that its Board of Directors has appointed Marvin K. Kaiser to the Board as an independent Director and to serve in that capacity until the next election of Directors in 2008.

    Mr. Kaiser retired from The Doe Run Company, a privately held natural resources company and the largest integrated lead producer in the Western Hemisphere, where he served as Executive Vice President and Chief Administrative Officer. Prior to his thirteen years with Doe Run, Mr. Kaiser held the positions of Chief Financial Officer for Amax Gold, Olympic Mining Corporation and Ranchers Exploration at various times over a 24-year period. He is a Certified Public Accountant and brings to the Board of Directors vast experience in all aspects of corporate finance and management.

    Concurrently with this appointment to the Board, current director Leland O. ("Lee") Erdahl has agreed to serve as a financial advisor to the Chairman of the Board of Directors. As a result of his augmented role for the Company, Mr. Erdahl, loses his independent status and, therefore, will no longer be eligible to continue as Chairman of the Audit Committee. Mr. Kaiser will replace Mr. Erdahl as Chairman of the Audit Committee of the Board of Directors.

    Paul Willmott, Chairman and Chief Executive Officer of Uranium Resources, commented, "Lee's financial background and extensive industry experience will be a tremendous asset to the Company as we pursue our growth strategies. He has been a director since 1994 and has been a strong contributor to the company's current success."

    He added, "We are also pleased to add at the same time Marv's breadth of experience in finance and management in the natural resource industry to the Board of Directors. As we evaluate opportunities for growth, I believe his knowledge will prove valuable to our strategic direction and an excellent complement to our Board membership. We are rapidly growing and the industry is beginning to consolidate, so our changes today are intended to enable us to best capitalize on the industry dynamics"

    About Uranium Resources, Inc.

    Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings with almost 100 million pounds of uranium in New Mexico. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's growth prospects and trading liquidity are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Investors:
             Kei Advisors LLC
             Deborah K. Pawlowski / James M. Culligan
             716-843-3908 / 716-843-3874
             dpawlowski@keiadvisors.com / jculligan@keiadvisors.com or
             Media:
             Kristin Jensen
             505-888-5877 / 505-363-1496
             kjensen@dwturner.com
             or
             Company:
             Uranium Resources, Inc.
             Paul Willmott, 972-219-3330
             Chairman & CEO